EXHIBIT 23.2


                     CONSENT OF GORDON, HUGHES & BANKS, LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement of NATIONAL COAL CORP. on Form S-3 of our report dated February 17, 2006 on the consolidated balance sheet of NATIONAL COAL CORP. as of December 31, 2005, and the related consolidated statements of operations, cash flows and changes in stockholders' equity for the years ended December 31, 2005 and 2004.


                                          /S/GORDON, HUGHES & BANKS, LLP
                                          ------------------------------
                                          GORDON, HUGHES & BANKS, LLP

Greenwood Village, Colorado
April 25, 2007